Exhibit 99.1
Fluence Energy, Inc. Reports 2025 Financial Results and Initiates 2026 Guidance

ARLINGTON, Va., November 24, 2025 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a global market leader delivering intelligent energy storage, operational services, and asset optimization software, today announced its results for the three months and full fiscal year ended September 30, 2025.
Fiscal Year 2025 Financial Highlights
•Revenue of $2.3 billion for fiscal year 2025 and $1.0 billion for the fourth quarter, compared to $2.7 billion and $1.2 billion from the same periods in fiscal 2024, respectively.
•GAAP gross profit margin improved to approximately 13.1% for fiscal year 2025 and approximately 13.7% for the fourth quarter, compared to 12.6% and 12.8% for the same periods in fiscal 2024, respectively.
•Net loss of $68.0 million for fiscal year 2025 and net income of $24.1 million for the fourth quarter, compared to net income of approximately $30.4 million and $67.7 million, for the same periods in fiscal 2024, respectively.
•Adjusted EBITDA1 of $19.5 million for fiscal year 2025 and of $72.2 million for the fourth quarter, compared to $78.1 million and $86.9 million for the same periods in fiscal 2024, respectively.
•Annual recurring revenue ("ARR") of approximately $148.0 million as of fiscal year end 2025.
•Order intake of over $1.4 billion signed during fourth quarter 2025 representing the largest quarterly order intake in the Company's history.
•Backlog2 increased to approximately $5.3 billion as of September 30, 2025, compared to $4.5 billion as of September 30, 2024, representing the highest level in the Company's history.
•Total Cash3 and Liquidity4 of approximately $1.3 billion as of September 30, 2025, representing the highest of level of liquidity in company history as compared to approximately $1.0 billion as of September 30, 2024.
"We believe we are well positioned to capitalize on the accelerating demand for energy storage. We achieved $1.4 billion of new orders for the quarter and 13.7% adjusted gross profit margin for the year, both record results for the Company," said Julian Nebreda, the Company’s President and Chief Executive Officer. "Our domestic content strategy in the U.S. continues to drive strong demand, validating our approach and setting us apart in one of the fastest growing markets globally."
Fiscal Year 2026 Outlook
The Company is initiating fiscal year 2026 guidance as follows:
•Revenue of approximately $3.2 billion to $3.6 billion with a midpoint of $3.4 billion. As of September 30, 2025 approximately 85% of the midpoint of the Company's revenue guidance is covered by the backlog as of that date.
•Adjusted EBITDA1 of approximately $40.0 million to $60.0 million with a midpoint of $50.0 million.
1 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financial measures stated in accordance with GAAP.
2 Backlog represents the unrecognized revenue value of our contractual commitments, which include deferred revenue and amounts that will be billed and recognized as revenue in future periods. The Company’s backlog may vary significantly each reporting period based on the timing of major new contractual commitments and the backlog may fluctuate with currency movements. In addition, under certain circumstances, the Company’s customers have the right to terminate contracts or defer the timing of its services and their payments to the Company.
3 Total cash includes Cash and cash equivalents + Restricted Cash.
4 Liquidity includes total Cash + availability under supply chain facilities and availability under the 2024 Revolver.

•ARR of approximately $180.0 million by the end of fiscal year 2026.
"Our unwavering discipline drove our adjusted EBITDA to the top end of our guidance range, even as we navigated production delays in the U.S.," said Ahmed Pasha, Chief Financial Officer. "With approximately 85% of our revenue forecast already secured in our backlog and a record liquidity position, we are confident in our ability to deliver 50% revenue growth for fiscal year 2026."
The foregoing Fiscal Year 2026 Outlook statements represent management's current best estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.
Share Count
The shares of the Company’s common stock as of September 30, 2025 are presented below:

Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	51,499,195
Class A common stock held by Siemens AG	39,738,064
Class A common stock held by SPT Invest Management, Sarl	11,761,131
Class A common stock held by Qatar Holding LLC	14,668,275
Class A common stock held by public	64,996,895
Total Class A and Class B-1 common stock outstanding	182,663,560
Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EST on Tuesday, November 25, 2025, to discuss the fourth quarter and full fiscal year 2025 financial results. To participate, analysts are required to register by clicking Fluence Energy Inc. Q4 Earnings Call Registration Link. Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Inc. Q4 Listen Only - Webcast, or on http://fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: http://fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1:00 p.m. EST on Tuesday, November 25, 2025. The replay will be available on the Company’s website at http://fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.

Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures. With respect to Free Cash Flow, limitations on the use of Free Cash Flow include that (i) it should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures (for example, cash is still required to satisfy other working capital needs, including short-term investment policy, restricted cash, and intangible assets); (ii) Free Cash Flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities; and (iii) this metric does not reflect our future contractual commitments.
Adjusted EBITDA is calculated from the consolidated statements of operations using net income (loss) adjusted for (i) interest expense (income), net, (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, and (v) other non-recurring income or expenses. Adjusted EBITDA also includes amounts impacting net income related to estimated payments due to related parties pursuant to the Tax Receivable Agreement, dated October 27, 2021, by and among Fluence Energy, Inc., Fluence Energy, LLC, Siemens Industry, Inc. and AES Grid Stability, LLC (the “Tax Receivable Agreement”).
Adjusted Gross Profit is calculated using gross profit, adjusted to exclude (i) stock-based compensation expenses, (ii) depreciation and amortization, and (iii) other non-recurring income or expenses. Adjusted Gross Profit Margin is calculated using Adjusted Gross Profit divided by total revenue.
Free Cash Flow is calculated from the consolidated statements of cash flows and is defined as net cash provided by (used in) operating activities, less purchase of property and equipment made in the period. We expect our Free Cash Flow to fluctuate in future periods as we invest in our business to support our plans for growth.
Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures included in this press release and the accompanying tables contained at the end of this release.
The Company is not able to provide a quantitative reconciliation of full fiscal year 2026 Adjusted EBITDA to GAAP Net Income (Loss) on a forward-looking basis within this press release because of the uncertainty around certain items that may impact Adjusted EBITDA, including stock compensation and restructuring expenses, that are not within our control or cannot be reasonably predicted without unreasonable effort.
About Fluence
Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader delivering intelligent energy storage and optimization software for renewables and storage. The Company's solutions and operational services are helping to create a more resilient grid and unlock the full potential of renewable portfolios. With gigawatts of projects successfully contracted, deployed and under management across nearly 50 markets, the Company is transforming the way we power our world for a more sustainable future.
For more information, visit our website, or follow us on LinkedIn or X. To stay up to date on the latest industry insights, sign up for Fluence's Full Potential Blog.
Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release and statements that are made on our earnings call that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Fiscal Year 2026 Outlook,” and other statements regarding the Company's future financial and operational performance, future market and industry growth and related opportunities for the Company, anticipated Company growth and business strategy, liquidity and access to capital and cash flows, expectations relating to backlog, pipeline, and contracted backlog, future results of operations, and projected costs, beliefs, assumptions, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” "commits", “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) assumptions, or other important factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, the elimination or expiration of government incentives or regulations regarding renewable energy and our ability to mitigate or address those issues, including our potential acquisition of facilities from or other arrangements with AESC and/or other suppliers, the impact of any such changes in tax credits, acquisitions or other arrangements on our business, customers or liquidity; changes in the global trade environment; fluctuations in order intake and results of operations across fiscal periods; a significant reduction in order volume or loss of significant customers or their inability to perform under contracts; competition for offerings and the ability to attract new customers and retain existing ones; maintaining and enhancing reputation and brand recognition; our ability to manage recent and future growth and the expansion of our business and operations; our ability to attract and retain highly qualified personnel; our growth depending on the success of relationships with third parties; delays, disruptions, and quality control problems in manufacturing operations; risks associated with engineering and construction, utility interconnection, commissioning and installation of energy storage products, cost overruns, and delays; supplier concentration and limited supplier capacity; operating as a global company with a global supply chain; changes in the cost and availability of raw materials and underlying components; lengthy sales and installation cycle for energy storage solutions; quality and quantity of components provided by suppliers; defects, errors, vulnerabilities, and/or bugs in products and technology; events and incidents relating to storage, delivery, installation, operation, maintenance, and shutdowns of products; current and planned foreign operations; failure by contract manufacturers, vendors, and suppliers to use ethical business practices and comply with applicable laws and regulations; actual or threatened health epidemics, pandemics, or similar public health threats; severe weather events; acquisitions made or that may be pursued; our ability to obtain financial assurances for projects; relatively limited operating and revenue history as an independent entity and the nascent clean energy industry; anticipated increases in expenses in the future and our ability to maintain prolonged profitability; the risk that amounts included in the pipeline and contracted backlog may not result in actual revenue or translate into profits; restrictions set forth in the current credit agreement and future debt agreements; our uncertain ability to raise additional capital to execute on business opportunities; fluctuations in currency exchange rates; whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for offerings does not develop or takes longer to develop than anticipated; our estimates on the size of the total addressable market; macroeconomic uncertainty and market conditions; interest rates or a reduction in the availability of tax equity or project debt capital in the global financial markets and corresponding effects on customers’ ability to finance energy storage systems and demand for energy storage solutions; the cost of electricity available from alternative sources; a decline in public acceptance of renewable energy, or delay, prevent, or increase in the cost of customer projects; increased attention to environmental, social and governance matters; our ability to obtain, maintain, and enforce proper protection for intellectual property, including technology; the threat of lawsuits by third parties alleging intellectual property violations; our having adequate protection for trademarks and trade names; our ability to enforce intellectual property rights; our patent portfolio; our ability to effectively protect data integrity of technology infrastructure, data, and other business systems; the use of open-source software; our failure to comply with third-party license or technology agreements; our inability to license rights to use technologies on reasonable terms; compromises, interruptions, or shutdowns of systems; use of AI technologies; potential changes in tax laws or regulations; barriers arising from current electric utility industry policies and regulations and any subsequent changes; environmental, health, and safety laws and potential obligations, liabilities, and costs thereunder; actual or perceived failure to comply with data privacy and data security laws, regulations, industry standards, and other requirements relating to the privacy, security, and processing of personal information; potential future legal proceedings, regulatory disputes, and governmental inquiries; ownership of our Class A common stock; short-seller activists; being a “controlled company” within the meaning of the rules of the Nasdaq Stock Market (“Nasdaq”); conflicts of interest by officers and directors due to positions with Continuing Equity Owners; relationship with Founders and Continuing Equity Owners; terms of our amended and restated certificate of incorporation and amended and restated

bylaws; our dependence on distributions from Fluence Energy, LLC to pay taxes and expenses and Fluence Energy, LLC’s ability to make such distributions may be limited or restricted in certain scenarios; risks arising out of the Tax Receivable Agreement; unanticipated changes in effective tax rates or adverse outcomes resulting from examination of tax returns; risks related to the 2030 Convertible Senior Notes; improper and ineffective internal control over reporting to comply with the Sarbanes-Oxley Act; changes in accounting principles or their applicability; and estimates or judgments relating to critical accounting policies; and other important factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, to be filed with the U.S. Securities and Exchange Commission (“SEC”) on November 25, 2025, and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
Contacts
Analyst
Chris Shelton, Vice President of Investor Relations
Email : InvestorRelations@fluenceenergy.com

Media
Shayla Ebsen, Director of Communications
+1 605-645-7486
shayla.ebsen@fluenceenergy.com

FLUENCE ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in Thousands, except share and per share amounts)

	September 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$690,768	$448,685
Restricted cash	23,862	46,089
Trade receivables, net	272,820	216,458
Unbilled receivables	239,594	172,115
Receivables from related parties	200,748	362,523
Advances to suppliers	126,778	174,532
Inventory, net	455,015	182,601
Current portion of notes receivable - pledged as collateral	—	30,921
Other current assets	54,671	46,519
Total current assets	2,064,256	1,680,443
Non-current assets:
Property and equipment, net	50,320	15,350
Intangible assets, net	63,403	60,002
Goodwill	28,584	27,482
Deferred income tax asset, net	4,046	8,880
Other non-current assets	146,391	110,031
Total non-current assets	292,744	221,745
Total assets	$2,357,000	$1,902,188
Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$321,004	$436,744
Deferred revenue	640,457	274,499
Deferred revenue with related parties	79,916	38,162
Current portion of borrowings against note receivable - pledged as collateral	—	30,360
Personnel related liabilities	31,850	58,584
Accruals and provisions	246,235	338,311
Taxes payable	30,317	57,929
Other current liabilities	20,590	24,246
Total current liabilities	1,370,369	1,258,835
Non-current liabilities:
Deferred income tax liability	9,530	7,114
Convertible senior notes, net	390,804	—
Other non-current liabilities	37,449	29,100
Total non-current liabilities	437,783	36,214
Total liabilities	1,808,152	1,295,049
Commitments and Contingencies (Note 15)
Stockholders’ equity:
Preferred stock, $0.00001 per share, 10,000,000 share authorized; no shares issued and outstanding as of September 30, 2025 and 2024	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 132,014,571 shares issued and 131,164,365 shares outstanding as of September 30, 2025; 130,207,845 shares issued and 129,421,797 shares outstanding as of September 30, 2024	1	1
Class B-1 common stock, $0.00001 par value per share, 134,325,805 shares authorized; 51,499,195 shares issued and outstanding as of September 30, 2025 and 2024;	—	—
Class B-2 common stock, $0.00001 par value per share, 200,000,000 shares authorized; no shares issued and outstanding as of September 30, 2025 and 2024	—	—
Treasury stock, at cost	(10,213)	(9,460)

Additional paid-in capital	627,956	634,851
Accumulated other comprehensive income (loss)	11,613	(1,840)
Accumulated deficit	(199,762)	(151,448)
Total stockholders’ equity attributable to Fluence Energy, Inc.	429,595	472,104
Non-controlling interest	119,253	135,035
Total stockholders’ equity	548,848	607,139
Total liabilities, stockholders’ equity	$2,357,000	$1,902,188

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. Dollars in Thousands, except share and per share amounts)

	Fiscal Year Ended September 30,
	2025	2024	2023
Revenue	$1,705,209	$1,601,563	$1,564,169
Revenue from related parties	557,621	1,096,999	653,809
Total revenue	2,262,830	2,698,562	2,217,978
Cost of goods and services	1,967,045	2,357,482	2,077,023
Gross profit	295,785	341,080	140,955
Operating expenses:
Research and development	86,217	66,195	66,307
Sales and marketing	79,489	63,842	41,114
General and administrative	163,068	172,996	136,308
Depreciation and amortization	13,348	11,426	9,835
Interest expense (income), net	4,110	(5,676)	(5,388)
Other income, net	(5,375)	(7,276)	(6,952)
(Loss) income before income taxes	(45,072)	39,573	(100,269)
Income tax expense	22,917	9,206	4,549
Net (loss) income	$(67,989)	$30,367	$(104,818)
Net (loss) income attributable to non-controlling interest	$(19,675)	$7,651	$(35,198)
Net (loss) income attributable to Fluence Energy, Inc.	$(48,314)	$22,716	$(69,620)

Weighted average number of Class A common shares outstanding
Basic	130,307,162	126,180,011	116,448,602
Diluted	130,307,162	184,034,832	116,448,602
(Loss) income per share of Class A common stock
Basic	$(0.37)	$0.18	$(0.60)
Diluted	$(0.37)	$0.13	$(0.60)

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. Dollars in Thousands, except share and per share amounts)
(UNAUDITED)

	Three Months Ended September 30
	2025	2024	2023
Revenue	$757,677	$745,438	$521,802
Revenue from related parties	284,214	482,710	151,180
Total revenue	1,041,891	1,228,148	672,982
Cost of goods and services	898,988	1,070,679	596,699
Gross profit	142,903	157,469	76,283
Operating expenses:
Research and development	20,892	18,352	14,676
Sales and marketing	20,276	22,571	11,815
General and administrative	49,346	46,094	35,118
Depreciation and amortization	3,962	2,837	2,475
Interest expense (income), net	3,377	(1,122)	(1,137)
Other (income) expense, net	(1,060)	(6,865)	1,912
Income before income taxes	46,110	75,602	11,424
Income tax expense	22,048	7,878	6,607
Net income	$24,062	$67,724	$4,817
Net income attributable to non-controlling interest	6,116	19,881	1,588
Net income attributable to Fluence Energy, Inc.	$17,946	$47,843	$3,229

Weighted average number of Class A common shares outstanding
Basic	131,034,328	128,879,394	118,599,185
Diluted	184,829,472	184,492,220	183,693,827
Income per share of Class A common stock
Basic	$0.14	$0.37	$0.03
Diluted	$0.13	$0.34	$0.02

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(U.S. Dollars in Thousands, except share and per share amounts)

	Fiscal Year Ended September 30,
	2025	2024	2023
Net (loss) income	$(67,989)	$30,367	$(104,818)

Gain (loss) on foreign currency translation, net of tax	15,595	(598)	586
Gain (loss) on cash flow hedges, net of tax	3,108	(6,276)	—
Actuarial gain (loss) on pension liabilities, net of tax	73	(211)	15
Total other comprehensive income (loss)	18,776	(7,085)	601
Total comprehensive (loss) income	$(49,213)	$23,282	$(104,217)
Comprehensive (loss) income attributable to non-controlling interest	$(14,352)	$5,608	$(35,015)
Total comprehensive (loss) income attributable to Fluence Energy, Inc.	$(34,861)	$17,674	$(69,202)

	Three Months Ended September 30,
	2025	2024	2023
Net income	$24,062	$67,724	$4,817

(Loss) gain on foreign currency translation, net of tax	(1,173)	(170)	562
Gain (loss) on cash flow hedges, net of tax	821	(4,393)	—
Actuarial gain (loss) on pension liabilities, net of tax	73	(211)	15
Total other comprehensive (loss) income	(279)	(4,774)	577
Total comprehensive income	$23,783	$62,950	$5,394
Comprehensive income attributable to non-controlling interest	$6,037	$18,519	$1,778
Total comprehensive income attributable to Fluence Energy, Inc.	$17,746	$44,431	$3,616

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. Dollars in Thousands)

	Fiscal Year Ended September 30,
	2025	2024	2023
Operating activities
Net (loss) income	$(67,989)	$30,367	$(104,818)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	29,343	14,482	10,665
Amortization of debt issuance costs	4,217	3,091	914
Inventory provision (recovery)	6,959	23,972	(1,029)
Stock-based compensation	19,540	23,855	26,920
Deferred income taxes	6,351	(6,719)	2,542
Changes in operating assets and liabilities:
Trade receivables	(56,715)	(114,577)	(13,397)
Unbilled receivables	(68,045)	24,747	(50,503)
Receivables from related parties	161,780	(303,963)	53,611
Advances to suppliers	49,113	(64,258)	(36,490)
Inventory	(278,729)	21,731	432,767
Other current assets	20,413	(10,986)	(36,828)
Other non-current assets	(86,819)	(28,100)	(16,632)
Accounts payable	(119,228)	370,124	(242,268)
Deferred revenue with related parties	41,725	(72,201)	(191,431)
Deferred revenue	361,903	(9,796)	(6,934)
Current accruals and provisions	(93,586)	160,206	(12,360)
Taxes payable	(27,891)	22,799	15,753
Other current liabilities	(58,305)	18,185	39,467
Other non-current liabilities	10,425	(23,274)	18,124
Net cash (used in) provided by operating activities	(145,538)	79,685	(111,927)
Investing activities
Proceeds from maturities of short-term investments	—	—	111,674
Payments for purchase of investment in joint venture	—	—	(5,013)
Capital expenditures on software	(14,915)	(10,860)	(9,235)
Purchase of property and equipment	(14,884)	(8,115)	(2,989)
Net cash (used in) provided by investing activities	(29,799)	(18,975)	94,437
Financing activities
Proceeds from borrowing against note receivable - pledged as collateral	—	—	48,176
Class A common stock withheld related to settlement of employee taxes for stock-based compensation awards	(753)	(1,663)	(2,784)
Proceeds from issuance of 2030 Convertible Senior Notes	400,000	—	—
Purchases of Capped Calls related to 2030 Convertible Senior Notes	(29,000)	—	—
Proceeds from exercise of stock options	2,170	5,335	7,203
Distribution to AES Grid Stability	(1,035)	—	—
Principal payments on finance leases	(2,370)	—	—
Payments of debt issuance costs	(12,132)	(8,456)	—
Payments for acquisitions	—	(3,892)	—
Net cash provided by (used in) financing activities	356,880	(8,676)	52,595
Effect of exchange rate changes on cash and cash equivalents	14,381	3,941	(2,095)
Net increase in cash and cash equivalents	195,924	55,975	33,010
Cash, cash equivalents, and restricted cash as of the beginning of the period	518,706	462,731	429,721
Cash, cash equivalents, and restricted cash as of the end of the period	$714,630	$518,706	$462,731

Supplemental disclosure of cash flow information
Interest paid	$9,296	$3,022	$2,336
Cash paid for income taxes	$19,043	$2,661	$1,240

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics for the fiscal years ended September 30, 2025 and 2024. The tables below present the metrics in either Gigawatts (GW) or Gigawatt hours (GWh). Our key operating metrics focus on project milestones to measure our performance and designate each project as either “deployed”, “assets under management”, “contracted backlog”, or “pipeline”.

	Fiscal Year Ended September 30,		Change	Change %
	2025	2024
Energy Storage Products
Deployed (GW)	6.8	5.0	1.8	36.0%
Deployed (GWh)	17.8	12.8	5.0	39.1%
Contracted backlog (GW)	9.1	7.5	1.6	21.3%
Pipeline (GW)	35.7	25.8	9.9	38.4%
Pipeline (GWh)	122.0	80.5	41.5	51.6%

(amounts in GW)	Fiscal Year Ended September 30,		Change	Change %
	2025	2024
Service Contracts
Assets under management	5.6	4.3	1.3	30.2%
Contracted backlog	7.0	4.1	2.9	70.7%
Pipeline	29.4	25.6	3.8	14.8%

(amounts in GW)	Fiscal Year Ended September 30,		Change	Change %
	2025	2024
Digital Contracts
Assets under management	22.0	18.3	3.7	20.2%
Contracted backlog	12.1	10.6	1.5	14.2%
Pipeline	63.7	64.5	(0.8)	(1.2%)

The following table presents our order intake for the three months and fiscal years ended September 30, 2025 and 2024. The table is presented in Gigawatts (GW):

(amounts in GW)	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2025	2024	Change	Change %	2025	2024	Change	Change %
Energy Storage Products
Contracted	1.5	1.4	0.1	7.1%	3.4	5.2	(1.8)	(34.6)%
Service Contracts
Contracted	2.4	1.0	1.4	140.0%	4.5	3.0	1.5	50.0%
Digital Contracts
Contracted	1.2	4.5	(3.3)	(73.3)%	6.6	8.6	(2.0)	(23.3)%

Deployed

Deployed represents cumulative energy storage products and solutions that have achieved substantial completion and are not decommissioned. Deployed is monitored by management to measure our performance towards achieving project milestones.

Assets Under Management

Assets under management for service contracts represents our long-term service contracts with customers associated with our completed energy storage system products and solutions. In general, we start providing maintenance, monitoring, or other operational services after the storage product projects are completed. This is not limited to energy storage solutions delivered by Fluence. Assets under management for digital software represents contracts signed and active (post go live). Assets under management serves as an indicator of expected revenue from our customers and assists management in forecasting our expected financial performance.

Contracted Backlog

For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital applications contracts, contracted backlog includes signed agreements where the associated subscription has not started.

We cannot guarantee that our contracted backlog will result in actual revenue in the originally anticipated period or at all. Contracted backlog may not generate margins equal to our historical operating results. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our contracted backlog fails to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.

Contracted/Order Intake

Contracted, which we use interchangeably with “order intake”, represents new energy storage product and solutions contracts, new service contracts. and new digital contracts signed during each period presented. We define “Contracted” as a firm and binding purchase order, letter of award, change order, or other signed contract (in each case an “Order”) from the customer that is received and accepted by Fluence. Our order intake is intended to convey the dollar amount and gigawatts (operating measure) contracted in the period presented. We believe that order intake provides useful information to investors and management because the order intake provides visibility into future revenue and enables evaluation of the effectiveness of the Company’s sales activity and the attractiveness of its offerings in the market.

Pipeline
Pipeline represents our uncontracted, potential revenue from energy storage products and solutions, service, and digital software contracts, which have a reasonable likelihood of contract execution within 24 months. Pipeline is an internal management metric that we construct from market information reported by our global sales force. Pipeline is monitored by management to understand the anticipated growth of our Company and our estimated future revenue related to customer contracts for our battery-based energy storage products and solutions, services, and digital software.

We cannot guarantee that our pipeline will result in actual revenue in the originally anticipated period or at all. Even if our pipeline generates revenue, it may not generate margins equal to our historical operating results. Among other factors, our pipeline may be impacted by customer project delays or cancelled orders as a result of external market factors and economic or other factors beyond our control. If our pipeline fails to result in revenue or margins as anticipated or in a timely manner, we could experience a reduction in anticipated revenue, profitability, and liquidity.
Annual Recurring Revenue (ARR)
ARR represents the net annualized contracted value including software subscriptions including initial trial, licensing, long term service agreements, and extended warranty agreements as of the reporting period. ARR excludes one-time fees, revenue share or other revenue that is non-recurring and variable. The Company believes ARR is an important operating metric as it provides visibility to future revenue. It is important to management to increase this visibility as we continue to expand. ARR is not a forecast of future revenue and should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$24,062	$67,724	$(67,989)	$30,367
Add (deduct):
Interest expense (income), net	3,377	(1,122)	4,110	(5,676)
Income tax expense	22,048	7,878	22,917	9,206
Depreciation and amortization	10,414	4,088	29,343	14,482
Stock-based compensation(a)	4,108	5,469	19,650	23,875
Other non-recurring expenses, net(b)	8,178	2,835	11,424	5,852
Adjusted EBITDA	$72,187	$86,872	$19,455	$78,106
(a) Includes incentive awards that will be settled in either shares or cash.
(b) Amount for the three months ended September 30, 2025 includes $7.3 million in severance costs related to restructuring and $0.9 million of impairment expense related to equity method investment. Amount for the three months ended September 30, 2024 includes approximately $1.3 million in costs related to Amendment No. 3 to the ABL Credit Agreement and $1.5 million in expenses related to the Tax Receivable Agreement. Amount for the fiscal year ended September 30, 2025 includes approximately $11.8 million in severance costs related to restructuring, $0.9 million of impairment expense related to equity method investment and $1.2 million in income as a result of a reduction in our Tax Receivable Agreement liability. Amount for the fiscal year ended September 30, 2024 includes approximately $2.5 million in costs related to the termination of the Revolver and Amendment No. 3 to the ABL Credit Agreement, $1.5 million in expenses related to the Tax Receivable Agreement, $1.0 million in severance costs related to restructuring and $0.8 million in costs related to the secondary offering completed in December 2023.

($ in thousands)	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2025	2024	2025	2024
Total revenue	$1,041,891	$1,228,148	$2,262,830	$2,698,562
Cost of goods and services	898,988	1,070,679	1,967,045	2,357,482
Gross profit	142,903	157,469	295,785	341,080
Gross profit margin %	13.7%	12.8%	13.1%	12.6%
Add:
Stock-based compensation(a)	443	876	2,597	4,080
Depreciation and amortization	4,548	920	9,936	2,696
Other non-recurring expenses(b)	614	—	1,220	—
Adjusted Gross Profit	$148,508	$159,265	$309,538	$347,856
Adjusted Gross Profit Margin %	14.3%	13.0%	13.7%	12.9%
(a) Includes incentive awards that will be settled in either shares or cash.
(b) Amount for the three months and fiscal year ended September 30, 2025 includes $0.6 million and $1.2 million, respectively, in severance costs related to restructuring.

($ in thousands)	Fiscal Year Ended September 30,
	2025	2024
Net cash (used in) provided by operating activities	$(145,538)	$79,685
Less: Purchase of property and equipment	(14,884)	(8,115)
Free Cash Flow	$(160,422)	$71,570